Exhibit 99.1

GENE BIOTHERAPEUTICS PARTNERS WITH FUJIFILM DIOSYNTH

BIOTECHNOLOGIES TO MANUFACTURE GENERX [Ad5FGF-4]

PHASE 3 ANGIOGENIC GENE THERAPY PRODUCT CANDIDATE FOR

REFRACTORY ANGINA

SAN DIEGO, CA – April 26, 2021 - Gene Biotherapeutics Inc. (OTC: CRXM) announced today that it has entered into an agreement with FUJIFILM Diosynth Biotechnologies (“FDB”) to manufacture the Generx [Ad5FGF-4] angiogenic gene therapy product candidate for Phase 3 clinical evaluation for the treatment of refractory angina due to late-stage coronary artery disease. Manufacturing operations will be conducted at FDB’s facilities in College Station, TX where FDB will perform technology transfer and process development activities for Phase 3 clinical and commercial-scale GMP manufacturing of Generx.

FUJIFILM Diosynth Biotechnologies is an industry-leading Biologics Contract Development and Manufacturing Organization with locations in Teesside, UK, RTP, North Carolina, College Station, Texas, and Hillerød, Denmark. FUJIFILM Diosynth Biotechnologies has over thirty years of experience in the development and manufacturing of recombinant proteins, vaccines, monoclonal antibodies, among other large molecules, viral vector products and medical countermeasures expressed in a wide array of microbial, mammalian, and host/virus systems. The company offers a comprehensive list of services from cell line development using its proprietary pAVEway™ microbial and ApolloX™ cell line systems to process development, analytical development, clinical and FDA-approved commercial manufacturing. FUJIFILM Diosynth Biotechnologies is a partnership between FUJIFILM Corporation and Mitsubishi Corporation. For more information, go to: www.fujifilmdiosynth.com

About the Generx Ad5FGF-4 Product Candidate

Gene Biotherapeutics’ lead product candidate Generx [Ad5FGF-4] is a first in class, single-dose, angiogenic gene therapy that is designed to improve blood flow and to increase the supply of oxygenated blood in patients with refractory angina and myocardial ischemia due to advanced coronary artery disease. Generx is designed to improve cardiac perfusion by promoting the formation of functional coronary collateral blood vessels within the heart through enlargement of existing arterioles (arteriogenesis) and formation on new capillary vessels (angiogenesis). This process, termed “medical revascularization,” represents a fundamentally new mechanism of action that involves the stimulation of the formation of new biological structures in the heart, as opposed to currently available pharmacologic therapies, which only address the symptoms of angina, or mechanical revascularization through surgical procedures involving stents or coronary artery bypass graft surgery.

Generx is biologically engineered using an E1-region deleted, replication deficient adenovirus serotype 5 vector to deliver the 621 base pair gene encoding human fibroblast growth factor-4 (“FGF-4”) under the control of a modified cytomegalovirus (“CMV”) promoter. Adenovirus is one of the most well-characterized and widely used gene therapy vectors in preclinical and human clinical studies and has cGMP manufacturing and testing standards established by the U.S. FDA. The Generx FGF-4 transgene has been engineered to include a signal peptide, which enables effective secretion from cells that express the protein (such as cardiac myocytes). Gene Biotherapeutics’ research indicates that FGF-4 is a key angiogenic regulatory protein that stimulates the release and action of other angiogenic factors, including vascular endothelial growth factors, platelet-derived growth factors, and hepatocyte growth factor, to orchestrate and promote the growth of a functional collateral network in ischemic cardiac tissue. The CMV promoter is capable of driving high levels of transgene protein expression in transfected cells for up to 3 weeks. This short-term expression is ideal for tissue regeneration clinical applications requiring generation of new biological structures, including promotion of new vessel growth in the heart.

Generx is administered to patients during a simple one-hour angiogram-like procedure by an interventional cardiologist using a standard cardiac balloon catheter, with no special training or new medical devices required. Generx is distributed into the microvascular pathways of the heart and transfects cardiac cells by binding to cell surface coxsackievirus-adenovirus receptors. A central finding from the Generx clinical development program is that cardiac ischemia drives Generx transfection into heart cells and possibly other cells, and that regional cardiac ischemia is an essential precursor to support the growth of collateral blood vessels for treatment response to Generx angiogenic gene therapy.

Generx has been evaluated as a treatment for patients with refractory angina in four prior FDA-cleared, multi-center, randomized and placebo-controlled clinical studies (AGENT 1-4, Phase 1/2 to Phase 2b/3) and one small international study (ASPIRE). The four AGENT studies combined enrolled over 650 patients at over 100 medical centers in the U.S. and Western Europe and have generated over 2,500 patient years of safety data. In these multiple prior clinical studies, the Generx product candidate appeared safe and well-tolerated, and has generated preliminary findings of efficacy in men and women, in measures of cardiac perfusion, cardiac performance, and angina status.

Overview of AFFIRM Phase 3 Clinical Study

The Ad5FGF-4 product candidate has been cleared by the U.S. FDA for evaluation in a Phase 3 clinical study of patients with refractory angina due myocardial ischemia resulting from late-stage coronary artery disease (the “AFFIRM” study). The study has received Fast Track designation by the FDA, recognizing that refractory angina is a significant unmet medical need. The AFFIRM clinical study protocol incorporates important research innovations that include: (1) enhanced cardiac delivery procedures utilizing standard balloon catheters, supported by research showing that transient ischemia is necessary for gene transfer to heart cells; and (2) a more comprehensively characterized target patient population based on Ad5FGF-4 responder data from the four prior FDA-cleared clinical studies.

The AFFIRM study patient population will include patients with refractory angina and documented clinical evidence of myocardial ischemia within the past 6 months. Patients must have clinically significant limitation of physical activity due to angina (CCS Class 3 or 4) and angina-limited baseline exercise treadmill test (“ETT”) duration of 3-8 min. The primary efficacy endpoint is improvement in ETT duration at 6 months in patients receiving a single administration of Ad5FGF-4 compared to a placebo control group. Secondary efficacy endpoints include change in CCS angina class, change in weekly angina frequency and nitroglycerin usage, and change in quality of life assessed using the Seattle Angina Questionnaire.

About Gene Biotherapeutics

Gene Biotherapeutics is a clinical stage biotechnology company focused on pre-clinical, clinical and commercialization of angiogenic gene therapy biotherapeutics for strategic niche markets primarily for the treatment of cardiovascular disease. The technology platform is designed to biologically activate the human body’s innate angiogenic healing process to stimulate the growth of microvascular networks for patients with ischemic cardiovascular, cerebral, and other medical conditions and diseases, as well as for advanced tissue engineering applications. Angionetics Inc. is an 85% owned subsidiary focused on the late-stage clinical development and commercialization of Generx. In May 2020, Gene Biotherapeutics announced a strategic partnership with Nostrum Pharmaceuticals, LLC (“Nostrum”), with Nostrum providing funding to support clinical advancement of Generx. For more information visit www.genebiotherapeutics.com.

Forward-Looking Statements

All statements, other than statements of historical facts, included in this press regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include but are not limited to: (a) statements about the expected benefits or outcome of the contractual relationship with FDB; (b) statements about the anticipated benefits to be derived from the strategic relationship with Nostrum; and (c) statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials for the company’s Generx product candidate.

Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including: (a) unexpected safety or efficacy data observed during preclinical or clinical studies; (b) clinical trial site activation or enrollment rates that are lower than expected; (c) changes in expected or existing competition; (d) changes in the regulatory environment; (e) failure of collaborators to support or advance collaborations or product candidates; (f) unexpected litigation or other disputes; and (g) the company’s need to raise sufficient additional capital to adequately fund ongoing operations. These risks are not exhaustive, the company faces known and unknown risks, described in the company’s periodic filings with the SEC.

The forward-looking statements in this press release are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained in this press release to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Press / Investor Contact:

Gene Biotherapeutics Inc.

Tel: (858) 414.1477

Email: creinhard@angionetics.com

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